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                                                                EXHIBIT 10.36

                         RECEIVABLES PURCHASE AGREEMENT


         RECEIVABLES PURCHASE AGREEMENT dated as of the 30th day of September, 1996 (this "Agreement") between THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation ("Purchaser") and JPS ELASTOMERICS CORP., a Delaware corporation ("Seller").

         Seller is engaged through its Rubber Products Group (the "Rubber Products Group") in the production and marketing of [rubber and synthetic elastic used in apparel products, diaper products and specialty applications]. On the date hereof (the "Closing Date"), Seller is divesting the Rubber Products Group pursuant to an Assets Purchase Agreement (the "Assets Purchase Agreement") between Elastomer Technologies Group, Inc. ("Elastomer") and Seller.

         Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all the accounts receivable of the Rubber Products Group existing on the date hereof, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

         1. Sale and Purchase of Transferred Receivables. Seller hereby unconditionally conveys, sells, transfers, assigns and delivers to Purchaser, and its successors and assigns forever, and Purchaser hereby purchases, all of the right, title and interest of Seller in and to all its unpaid existing accounts receivable as of the date hereof, arising out of or in connection with the sale or lease of goods or the rendering of services by the Rubber Products Group, including, without limitation, the accounts receivable set forth on
Schedule 1 hereto (the "Transferred Receivables").

         2. Purchase Price. The purchase price for the Transferred Receivables being acquired by Purchaser pursuant to this Agreement shall be an amount equal to $2,597,328 (the "Purchase Price"), such amount representing 100% of the face value of the Transferred Receivables, less an agreed upon allowance for doubtful accounts

         3. Representations and Warranties. (a) Seller hereby represents and warrants that: it has full power, authority and legal right to enter into this Agreement and to perform all its respective obligations hereunder; the execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its by-laws or certificate of incorporation; it is duly incorporated and in good standing under the laws of the state of its organization and is qualified to do business and is in good

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standing in all states in which qualification and good standing are necessary for it to conduct its business and own its property and where the failure to so qualify could have a material adverse effect on Seller; Seller is not in violation of any applicable statute, regulation or ordinance in any respect which could have a material adverse effect on Seller, nor is Seller in violation of any order of any court, governmental authority or arbitration board or tribunal which could have a material adverse effect on the business conducted by the Rubber Products Group; and no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Seller conflicts with, or requires any consent which has not already been obtained, or would in any way prevent the execution, delivery or performance of the terms of this Agreement.

         (b) Seller hereby represents and warrants that: each Transferred Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers made by it in the ordinary course of its business; the goods and inventory sold by it and the Transferred Receivables created thereby are its exclusive property and are not and subject to an lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever; and any taxes or fees relating to the Transferred Receivables are solely the responsibility of Seller.

         4. Books and Records. Seller agrees to make its records, files and books of account in any way relating to the Transferred Receivables available to Purchaser or its designee on request and that Purchaser may visit the premises of Seller during normal business hours to examine such records, files and books of account and to make copies of extracts thereof and to conduct such examinations thereof as Purchaser reasonably deems necessary.

         5. Collection; Receipt of Payment. (a) As owner and assignee of the Transferred Receivables, Purchaser shall have the right to collect the Transferred Receivables and to bring suit in the name of Seller or Purchaser or through the representatives and agents of Purchaser, including Elastomer, and generally shall have all other rights of an owner of the Transferred Receivables including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Transferred Receivables and issue credits in the name of Seller or Purchaser. Any checks, cash, notes or other instruments or property received by Seller with respect to any Transferred Receivables shall be held by it in trust for Purchaser, separate from its own property and funds, and immediately turned over to Purchaser with proper assignments or endorsements. Purchaser may endorse or sign the name of Seller or Purchaser on any checks or other instruments with respect to Transferred Receivables or the goods covered thereby.





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         (b)     In the event that subsequent to the Closing Date Seller shall receive any payment with respect to a Transferred Receivable, including, without limitation, payment under the letters of credit listed in Exhibit A hereto, Seller shall hold such payments in trust and promptly pay over and deliver to Purchaser such payment and endorse to the order of Purchaser any check received. Purchaser shall not have any obligation or liability with respect to any account debtor by reason of this Agreement or be obligated to perform any of the obligations or duties of Seller with respect thereto.

         6. Further Actions. From time to time, as and when requested by Purchaser, Seller shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as Purchaser may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, to convey, transfer, assign and deliver on the date hereof to Purchaser, and its successors and assigns, the Transferred Receivables (or to evidence the foregoing) and to consummate the other transactions contemplated hereby.

         7. Entire Agreement. This Agreement contains the entire agreement between Purchaser and Seller with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

         8. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         9. Guaranty, Inducement and Cooperation Agreement. It is a condition precedent to the effectiveness of this Agreement that on the date hereof Elastomer executes and delivers a guaranty in favor of the Purchaser guaranteeing payment of the Transferred Receivables in an amount at least equal to the Purchase Price.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to transactions to be performed solely within it borders.

         11. Assignability. Seller shall not sell, assign or otherwise transfer all or any of its rights or obligations hereunder without the consent of Purchaser, except as required the Fourth Amended and Restated Credit Agreement dated as of June 24, 1994, as amended, among JPS Textile Group, Inc., Seller, JPS Converter and Industrial Corp., General Electric Capital Corporation, Citibank, N.A. and the other lenders named therein. Purchaser may at any time sell, assign or otherwise transfer all





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or any of its rights or obligations hereunder. No assignment by Seller or
Purchaser shall relieve Seller or Purchaser of its obligations hereunder.

         12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         13. Headings. Headings are for reference purposes only and shall not in any manner affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective corporate names by their respective duly authorized officers, all as of the day and year first above written.



                                   THE BANK OF NEW YORK COMMERCIAL CORPORATION


                                   By:  /s/ Robert Love
                                        ----------------------------------
                                        Name:  Robert Love
                                        Title: Assistant Vice President

                                  JPS ELASTOMERICS CORP.


                                  By:   /s/ David H. Taylor
                                        ----------------------------------
                                        Name: David H. Taylor
                                        Title: Vice President





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                                                                       EXHIBIT A


                               Letters of Credit

1. Letter of credit issued by Banco Internacional del Peru on behalf of Mimo, for the benefit of JPS Elastomerics dated 07/17/95

2. Letter of credit issued by Banco Santander on behalf of Fabricas Hollywood for the benefit of JPS Elastomerics dated 07/12/96

3. Letter of credit issued by ABN AMRO Bank N.V. on behalf of Sagrin for the benefit of JPS Elastomerics dated 09/16/96

4. Letter of credit issued by Standard Bank of South Africa on behalf of Ninian and Lester for the benefit of JPS Elastomerics dated 09/03/96

5. Letter of credit issued by Bank International Indonesia on behalf of PT The Univenus Company for the benefit of JPS Elastomerics dated 06/21/96

6. Letter of credit issued by Standard Bank of South Africa on behalf of Ninian and Lester for the benefit of JPS Elastomerics dated 07/08/96